Exhibit 4.1

THIS NOTE IS NOT A SAVINGS ACCOUNT, DEPOSIT OR OTHER OBLIGATION OF ANY BANK OR NONBANK SUBSIDIARY OF THE COMPANY AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE DEPOSIT INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

IF THIS NOTE IS REGISTERED IN THE NAME OF CEDE & CO. AS NOMINEE FOR THE DEPOSITORY TRUST COMPANY, THEN THE FOLLOWING LEGEND SHALL APPLY:

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

ANY PURCHASER, HOLDER OR SUBSEQUENT TRANSFEREE OF THIS NOTE OR ANY INTEREST HEREIN REPRESENTS BY ITS PURCHASE AND HOLDING OF THIS NOTE THAT EITHER (1) IT IS NOT, AND IS NOT PURCHASING THIS NOTE ON BEHALF OF OR WITH THE ASSETS OF, A PENSION, PROFIT-SHARING OR OTHER EMPLOYEE BENEFIT PLAN SUBJECT TO THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), ANY INDIVIDUAL RETIREMENT ACCOUNT, KEOGH PLAN OR ANY OTHER PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), ANY ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” WITHIN THE MEANING OF ERISA BY REASON OF THE INVESTMENTS BY SUCH PLANS OR ACCOUNTS THEREIN, OR ANY EMPLOYEE BENEFIT PLAN THAT IS A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA), A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) OR A NON-U.S. PLAN (AS DESCRIBED IN SECTION 4(B)(4) OF ERISA) THAT IS NOT SUBJECT TO THE REQUIREMENTS OF ERISA OR THE CODE BUT IS SUBJECT TO SIMILAR PROVISIONS UNDER APPLICABLE FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS (“SIMILAR LAWS”) OR (2) THE PURCHASE AND HOLDING OF THIS NOTE WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA, SECTION 4975 OF THE CODE OR UNDER ANY APPLICABLE SIMILAR LAWS.

IF APPLICABLE, THE “TOTAL AMOUNT OF OID”, “ORIGINAL YIELD TO MATURITY” AND “INITIAL SHORT ACCRUAL PERIOD OID” (COMPUTED UNDER THE EXACT METHOD) SET FORTH BELOW HAVE BEEN COMPLETED SOLELY FOR THE PURPOSES OF APPLYING THE FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT RULES.

CUSIP:	ISIN:
REGISTERED	REGISTERED
No. FXR/FLR-	$

THE BANK OF NEW YORK MELLON CORPORATION

[SENIOR MEDIUM-TERM NOTE SERIES J]

[SENIOR SUBORDINATED MEDIUM-TERM NOTE SERIES K]

(Fixed Rate/Floating Rate)

BASE RATE:	ORIGINAL ISSUE DATE:	STATED MATURITY DATE:	ISSUE PRICE:

INTEREST PAYMENT PERIOD FOR FIXED RATE PERIOD:	INTEREST PAYMENT PERIOD FOR FLOATING RATE PERIOD:	FIXED INTEREST RATE:	INTEREST PAYMENT DATES FOR FIXED RATE PERIOD:

INDEX MATURITY:	INITIAL INTEREST RATE:	FLOATING INTEREST RATE AND PERIOD:	INTEREST PAYMENT DATES FOR FLOATING RATE PERIOD:

SPREAD:	INITIAL INTEREST RESET DATE:	INTEREST RESET DATES:	CALCULATION AGENT:

SPREAD MULTIPLIER:	[REDEMPTION COMMENCEMENT DATE][OPTIONAL REDEMPTION DATE]:	MAXIMUM INTEREST RATE:	MINIMUM INTEREST RATE:

TAX REDEMPTION:	[INITIAL] REDEMPTION PERCENTAGE:	[RESERVED]:	[RESERVED]:

Yes No

FIXED RATE PERIOD:	FLOATING RATE PERIOD:	[RESERVED]:	[RESERVED]

HOLDER’S OPTIONAL REPAYMENT DATE(S):	ANNUAL REDEMPTION PERCENTAGE REDUCTION:	ORIGINAL YIELD TO MATURITY:	[RESERVED]

INITIAL SHORT ACCRUAL PERIOD OID:	TOTAL AMOUNT OF OID:	DESIGNATED CMT MATURITY INDEX:	DESIGNATED CMT TELERATE PAGE:

OTHER PROVISIONS:

IF THE BASE RATE FOR THIS NOTE IS COMPOUNDED SOFR, THE BASE RATE WILL BE SUBJECT TO THE PROVISIONS SET FORTH BELOW UNDER “COMPOUNDED SOFR—EFFECTS OF A BENCHMARK TRANSITION EVENT.”

IF THE BASE RATE FOR THIS NOTE IS COMPOUNDED SOFR, THE INTEREST PERIOD WILL BE AS DEFINED BELOW UNDER “COMPOUNDED SOFR”.

IF THE CALCULATION AGENT IDENTIFIED ABOVE RESIGNS OR IS REMOVED BY THE COMPANY, REFERENCES HEREIN TO THE CALCULATION AGENT SHALL INCLUDE ANY SUCCESSOR. THE COMPANY MAY APPOINT ITSELF OR ANY AFFILIATE OR ANY OTHER PERSON TO ACT AS CALCULATION AGENT. IN ADDITION, IF THE BASE RATE FOR THIS NOTE IS COMPOUNDED SOFR, THE PROVISIONS WITH RESPECT TO THE CALCULATION AGENT SET FORTH UNDER “COMPOUNDED SOFR” SHALL ALSO APPLY.

INTEREST CALCULATION:

☐	REGULAR FLOATING RATE NOTE

☒	FIXED RATE/FLOATING RATE NOTE

☐	INVERSE FLOATING RATE NOTE

☐	IF BOX IS CHECKED, THIS NOTE IS AN AMORTIZING NOTE AND INFORMATION REGARDING AMORTIZING PAYMENT DATES AND AMORTIZING PAYMENT AMOUNTS IS PROVIDED IN AN ADDENDUM.

☐

IF BOX IS CHECKED, THIS NOTE IS A RENEWABLE NOTE OR AN EXTENDIBLE NOTE AND INFORMATION REGARDING RENEWAL DATE, NEW MATURITY DATE, FINAL MATURITY DATE OR EXTENSION PERIOD, AS APPLICABLE, AND ANY OTHER APPROPRIATE INFORMATION, IS PROVIDED IN AN ADDENDUM.

The Bank of New York Mellon Corporation, a Delaware corporation (the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of ______________________________________ on the Stated Maturity Date specified above (except to the extent redeemed or repaid prior to the Stated Maturity Date), and to pay interest thereon at a rate per annum equal to (i) in the case of any Interest Payment Date occurring on or before _________________, the Fixed Interest Rate and (ii) in the case of any Interest Payment Date occurring after _________________, [Insert if the Base Rate is not Compounded SOFR — the Floating Interest Rate specified above and thereafter] at a rate determined in accordance with the provisions set forth below, depending upon the Base Rate specified above, until the principal hereof is paid or duly made available for payment. The Company will pay interest on the Interest Payment Dates specified herein, commencing on the first Interest Payment Date next succeeding the Original Issue Date specified above, and on the Stated Maturity Date (or [any Redemption Date as defined below][the Optional Redemption Date] or any Holder’s Optional Repayment Date specified above[, in each case] with respect to which such option has been exercised, each such Stated Maturity Date, [Redemption Date][Optional Redemption Date] and Holder’s Optional Repayment Date being herein referred to as a “Maturity Date” with respect to the principal repayable on such date); provided, however, that if the Original Issue Date occurs between a Regular Record Date, as defined below, and the next succeeding Interest Payment Date or on an Interest Payment Date, interest payments will commence on the second Interest Payment Date next succeeding the Original Issue Date, to the registered Holder of this Note on the Regular Record Date with respect to such second Interest Payment Date; and provided, further, that if an Interest Payment Date (other than an Interest Payment Date that occurs on any Maturity Date) would fall on a day that is not a Business Day, as defined below, such Interest Payment Date shall be (i) in the case of any Interest Payment Date occurring on or before _________________, such date (which shall nevertheless be the Interest Payment Date) and interest payable with respect to such Interest Payment Date will be paid on the next succeeding Business Day and no interest on such payment shall accrue for the period from and after such Interest Payment Date, and (ii) in the case of any Interest Payment Date occurring after _________________, the next day that is a Business Day, except in the case that the Base Rate is Compounded SOFR, if such next Business Day falls in the next succeeding calendar month, such Interest Payment Date will be the next preceding day that is a Business Day. If any Maturity Date of this Note should fall on a day that is not a Business Day, the payment of interest, principal or premium, if any, due on such date shall be made on the next day that is a Business Day and no additional interest on such amounts shall accrue from and after such Maturity Date. Interest payable on this Note on any Interest Payment Date will include interest accrued from the Original Issue Date specified above, or the most recent date for which interest has been paid or duly provided for, to, but excluding, such Interest Payment Date or the Maturity Date, as the case may be; provided, however, that in the case of Notes that reset daily or weekly, interest payments on each Interest Payment Date will be the amount of interest accrued from but excluding the Regular Record Date through which interest has been paid or duly provided for (or from and including the Original Issue Date specified above if no interest has been paid or duly provided for) to and including the Regular Record Date next preceding the applicable Interest Payment Date, except that the interest payment due on the Maturity Date will include interest accrued to but excluding such date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the date [15 calendar days][calendar day immediately] prior to an Interest Payment Date (whether or not a

Business Day) (the “Regular Record Date”); provided, however, that interest payable at the Maturity Date will be payable to the Person to whom the principal hereof shall be payable. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Company, notice whereof shall be given to the Holder of this Note and the Trustee not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture.

Payment of the principal of, premium, if any, on and interest due on this Note will be made in immediately available funds at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, [in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts][If applicable, insert description of currency, currencies, composite currency, composite currencies or currency units in which the principal of or any premium or interest is payable]; provided, however, that payment of interest on any Interest Payment Date other than the Maturity Date may be made at the option of the Company (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register and (ii) by wire transfer in immediately available funds at such place and to such account as may be designated by the Person entitled thereto as specified in the Security Register in writing not less than 10 days prior to the date of the interest payment; and provided, further that payment may be made pursuant to the Applicable Procedures. A Holder of not less than $10,000,000 aggregate principal amount of the Notes having the same Interest Payment Dates may by written notice to the Paying and Authenticating Agent and Security Registrar (referred to below) at its principal corporate trust office in The City of New York (or at such other address as the Company shall give notice in writing), on or before the Regular Record Date preceding an Interest Payment Date, arrange to have the interest payable on all Notes held by such Holder on such Interest Payment Date, and all subsequent Interest Payment Dates until written notice to the contrary is given to the Paying and Authenticating Agent and Security Registrar, made by wire transfer of immediately available funds to a designated account maintained at a bank in The City of New York (or other bank consented to by the Company) as the Holder of such Notes shall have designated; provided that such bank has appropriate facilities therefor.

[Insert if this Note is a Senior Subordinated Medium-Term Note – This Note is one of a duly authorized series of securities of the Company (hereinafter called the “Securities”) issued and to be issued in one or more series under the Senior Subordinated Debt Indenture dated as of February 9, 2016, as supplemented by the First Supplemental Senior Subordinated Debt Indenture dated as of January 30, 2017 (herein called the “Indenture”), between the Company and Wilmington Trust, National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Senior Subordinated Medium-Term Notes Series K (the “Notes”) and of the terms upon which the Notes are, and are to be, authenticated and delivered. The Bank of New York Mellon, acting through its principal corporate trust office is the initial Paying Agent for the payment of interest and principal of the Notes; The Bank of New York Mellon acting through its principal corporate trust office is the Authenticating Agent for the Notes; and The Bank of New York Mellon acting through its principal corporate trust office is the Security Registrar for the Notes (the “Paying and Authenticating Agent and Security Registrar”). The Notes may bear different Original Issue Dates, mature at different times, bear interest at different rates and vary in such other ways as are provided in the Indenture.]

[Insert if this Note is a Senior Medium-Term Note – This Note is one of a duly authorized series of securities of the Company (hereinafter called the “Securities”) issued and to be issued in one or more series under the Senior Debt Indenture dated as of February 9, 2016, as supplemented by the First Supplemental Senior Debt Indenture dated as of January 30, 2017 (herein called the “Indenture”), between the Company and Deutsche Bank Trust Company Americas, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Senior Medium-Term Notes Series J (the “Notes”) and of the terms upon which the Notes are, and are to be, authenticated and delivered. The Bank of New York Mellon, acting through its principal corporate trust office is the initial Paying Agent for the payment of interest and principal of the Notes; The Bank of New York Mellon acting through its principal corporate trust office is the Authenticating Agent for the Notes; and The Bank of New York Mellon acting through its principal corporate trust office is the Security Registrar for the Notes (the “Paying and Authenticating Agent and Security Registrar”). The Notes may bear different Original Issue Dates, mature at different times, bear interest at different rates and vary in such other ways as are provided in the Indenture.]

This Note is not subject to any sinking fund.

[Insert if this Note is a Senior Subordinated Medium-Term Note – The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness evidenced by this Note and/or (b) certain restrictive covenants and Defaults with respect to this Note, in each case upon compliance by the Company with certain conditions set forth in the Indenture. These provisions [shall not][shall] apply to this Note.]

[Insert if this Note is a Senior Medium-Term Note – The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness evidenced by this Note and/or (b) certain restrictive covenants, Events of Default and Covenant Breaches with respect to this Note, in each case upon compliance by the Company with certain conditions set forth in the Indenture. At the election of the Company, these provisions [shall][shall not] apply to this Note.]

[Insert if this Note is a Senior Subordinated Medium-Term Note, if applicable – Describe any addition to, elimination of or other change in the Events of Default or Defaults that apply to the Note, and any change in the acceleration provisions in Section 502 of the Indenture.]

[Insert if this Note is a Senior Medium-Term Note, if applicable – Describe any addition to, elimination of or other change in the Events of Default that apply to the Note, and any change in the right of the Trustee or the requisite Holders of the Notes to declare the principal amount thereof due and payable under Section 502 of the Indenture.]

[If this Note is a Senior Subordinated Medium-Term Note, if applicable – Describe any addition to, elimination of or other change in the covenants that apply to this Note.]

[If this Note is a Senior Medium-Term Note, if applicable – Describe any addition to, elimination of or other change in the covenants or the definition of “Covenant Breach” that apply to this Note.]

This Note may be subject to repayment at the option of the Holder on any Holder’s Optional Repayment Date(s), if any, indicated above. If no Holder’s Optional Repayment Dates are set forth above, this Note may not be so repaid at the option of the Holder hereof prior to the Stated Maturity Date. On any Holder’s Optional Repayment Date, this Note shall be repayable in whole or in part in increments of $[1,000][Insert other minimum denomination] (provided that any remaining principal hereof shall be at least $[1,000][Insert other minimum denomination]) at the option of the Holder hereof at a repayment price equal to 100% of the principal amount to be repaid, together with interest thereon payable to the date of repayment. For this Note to be repaid in whole or in part at the option of the Holder hereof, this Note must be received, with the form entitled “Option to Elect Repayment” below duly completed, by the Paying and Authenticating Agent and Security Registrar at the principal corporate trust office of The Bank of New York Mellon in The City of New York, or such other address which the Company shall from time to time notify the Holder of this Note, not less than 10 nor more than 60 days prior to the Holder’s Optional Repayment Date. Exercise of such repayment option by the Holder hereof shall be irrevocable.

[Insert, as applicable, if this Note is not redeemable or is redeemable on one or more dates at the option of the Company – This Note may be redeemed at the option of the Company on any date on and after the Redemption Commencement Date, if any, specified above (the “Redemption Date”). If no Redemption Commencement Date is set forth above, this Note may not be redeemed at the option of the Company prior to the Stated Maturity Date. On and after the Redemption Commencement Date, if any, this Note may be redeemed at any time in whole [but not in part][or from time to time in part in increments of $[1,000][Insert other minimum denomination] (provided that any remaining principal hereof shall be at least $[1,000][Insert other minimum denomination])] at the option of the Company at the applicable Redemption Price (as defined below) together with interest thereon payable to the Redemption Date, on notice given to the Holder not less than [5 nor more than 30][10 nor more than 60] days prior to the Redemption Date. [In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.]]

[Insert, as applicable, if this Note is redeemable at the option of the Company on only a single date – This Note may be redeemed at the option of the Company on the Optional Redemption Date specified above. On the Optional Redemption Date this Note may be redeemed in whole [but not in part][or in part in increments of $[1,000][Insert other minimum denomination] (provided that any remaining principal hereof shall be at least $[1,000][Insert other minimum denomination])] at the option of the Company at the applicable Redemption Price (as defined below) together with interest thereon payable to the Optional Redemption Date, on notice given to the Holder not less than [5 nor more than 30][10 nor more than 60] days prior to the Optional Redemption Date. [In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.]]

[Insert if this Note is a Senior Subordinated Medium-Term Note — Notwithstanding the foregoing, the Company may not redeem this Note without having received the prior approval of the “appropriate federal banking agency” with respect to the Company, as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. § 1813(q)), or any successor provision, if then required under capital regulations applicable to the Company.]

Notices to the Holder of this Note with respect to redemption as provided above will be delivered to the Holder’s address listed in the Security Register maintained by the Security Registrar not less than [5 nor more than 30][10 nor more than 60] days prior to the [Redemption Date][Optional Redemption Date]. Notwithstanding anything in the Indenture or this Note to the contrary, such notice shall be sufficiently given if given to the Depositary for such Security (or its designee), pursuant to its Applicable Procedures, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice.

[Insert if this Note is not redeemable or is redeemable on one or more dates at the option of the Company – If this Note is redeemable at the option of the Company, the “Redemption Price” shall initially be the Initial Redemption Percentage specified above of the principal amount of this Note to be redeemed and shall decline at each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction, if any, specified above, of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.]

[Insert if this Note is redeemable at the option of the Company on only a single date – The “Redemption Price” shall be the Redemption Percentage specified above of the principal amount of this Note to be redeemed.]

On or before _________________, (i) interest payments on this Note will include interest accrued to but excluding the Interest Payment Date or the Maturity Date, as the case may be; and (ii) interest payments for this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months.

During the Floating Rate Period, if the Base Rate for this Note is not Compounded SOFR, (i) accrued interest hereon shall be an amount calculated by multiplying the principal amount hereof by an accrued interest factor; (ii) such accrued interest factor shall be computed by adding the interest factor calculated for each day from the first date of the Floating Rate Period or from but excluding the last date for which interest shall have been paid, as the case may be, to the date for which accrued interest is being calculated; and (iii) the interest factor for each such day shall be computed by dividing the interest rate applicable to such day by 360 or, in the case of Notes having the Treasury Rate or CMT Rate as their Base Rate, by the actual number of days in the year.

During the Floating Rate Period, if the Base Rate for this Note is Compounded SOFR, accrued interest hereon for each Interest Period will be calculated as an amount equal to the product of (i) the outstanding principal amount of this Note multiplied by (ii) the product of (a) the interest rate applicable to such Interest Period, as defined below, multiplied by (b) the quotient of the actual number of calendar days in such Interest Period divided by 360.

Except as described below, during the Floating Rate Period, this Note will bear interest at the rate determined by reference to the Base Rate specified above (i) plus or minus the Spread, if any, specified above and/or (ii) multiplied by the Spread Multiplier, if any, specified above. If the Base Rate for this Note is not Compounded SOFR, for purposes of determining the applicable accrued interest factor, the interest rate in effect on each day during the Floating Rate Period shall be (a) if such day is an Interest Reset Date specified above, the interest rate with respect to the Interest Determination Date (as defined below) pertaining to such Interest Reset Date or (b) if such day is not an Interest Reset Date, the interest rate with respect to the Interest Determination Date pertaining to the next preceding Interest Reset Date, subject to the Maximum Interest Rate or Minimum Interest Rate specified above, if any, provided that, for the avoidance of doubt, the Notes will not reset prior to the Initial Interest Reset Date. If the Base Rate for this Note is not Compounded SOFR, if any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next day that is a Business Day. If a treasury bill auction will be held on a day that would otherwise be an Interest Reset Date with respect to the Treasury Rate, then such Interest Reset Date shall be the Business Day following such auction date.

The Interest Determination Date with respect to the Federal Funds Rate and the Prime Rate will be the Business Day preceding the Interest Reset Date. The Interest Determination Date with respect to the Commercial Paper Rate and the CMT Rate will be the second Business Day preceding the Interest Reset Date. The Interest Determination Date with respect to the Treasury Rate shall be the day of the week in which such Interest Reset Date falls on which Treasury bills of the Index Maturity specified above normally would be auctioned; provided, however, that if as a result of a legal holiday an auction is held on the Friday of the week preceding the Interest Reset Date, the related Interest Determination Date shall be such preceding Friday. The Interest Determination Date with respect to a Note the interest rate of which is determined by two or more Interest Rate Bases (none of which is Compounded SOFR) shall be the second Business Day next preceding the applicable Interest Reset Date on which each Base Rate is determinable. If the Base Rate for this Note is not Compounded SOFR, the applicable Base Rate shall be determined as of such date, and the applicable interest rate will take effect on the applicable Interest Reset Date. The Interest Determination Date with respect to Compounded SOFR shall be the date two U.S. Government Securities Business Days, as defined below, before the applicable Interest Payment Date (or, in the case of the final Interest Period, before the Stated Maturity Date, or in the case of any redemption of this Note, before the applicable date of redemption).

If the Base Rate for this Note is not Compounded SOFR, the “Calculation Date” pertaining to any Interest Determination Date shall be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day and (ii) the Business Day next preceding the applicable Interest Payment Date or the date of Maturity, as the case may be. If the Base Rate for this Note is Compounded SOFR, the “Calculation Date” shall be the Interest Determination Date.

All percentages resulting from any calculation on the Notes will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward, and all dollar amounts used in or resulting from such calculation on the Notes will be rounded to the nearest cent (with one-half cent being rounded upward).

As used herein, “Business Day” means with respect to Notes denominated in U.S. dollars, any day other than a Saturday, Sunday, legal holiday or other day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close. For Notes having a specified currency other than U.S. dollars (other than Notes denominated in Euros), “Business Day” means any day that, in the capital city of the country of the specified currency, is not a day on which banking institutions generally are authorized or obligated by law to close; and for Notes denominated in Euros, a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System is open.

The interest rate that will become effective on each subsequent Interest Reset Date will be determined by the Calculation Agent (calculated with reference to the Base Rate or Rates and the Spread and/or Spread Multiplier, if any) as follows (such determination, in the absence of manifest error, to be binding upon all parties).

As used herein, “H.15 Daily Update” means the daily statistical release designated as H.15, published by the Board of Governors of the Federal Reserve System, or any successor, available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://federalreserve.gov/releases/h15, or any successor site or publication.

CMT Rate

“CMT Rate” means:

(1)	if CMT FRBCMT is specified in the applicable pricing supplement:

(a) the percentage equal to the yield for United States Treasury securities at “constant maturity,” for the most recent date published, having the particular Index Maturity as published in H.15 Daily Update, as of 5:00 p.m. (Eastern Time) on the particular Interest Determination Date, under the caption “Treasury Constant Maturities”,

(b) if the rate referred to in clause (a) does not so appear in the H.15 Daily Update as of 5:00 p.m. (Eastern Time), on the particular Interest Determination Date, the most recent rate published on the particular Interest Determination Date for the period of the particular Index Maturity as may then be published by either the Federal Reserve Board or the United States Department of the Treasury that the Company shall determine in its sole discretion to be comparable to the rate which would otherwise have been published in H.15 Daily Update, or

(c) if, on the relevant Interest Determination Date, the rate cannot be determined in accordance with clauses (a)-(b), the CMT Rate in effect on that Interest Determination Date, provided, however that if there was no preceding Interest Reset Date, the CMT Rate shall be equal to the most recent rate that could have been determined pursuant to clauses (a)-(b).

(2)	if CMT FEDCMT is specified in the applicable pricing supplement:

(a) the percentage equal to the average of the yields for the 5 Business Days appearing (or, if fewer than 5 Business Days appear, such number of Business Days appearing) for United States Treasury securities at “constant maturity” having the particular Index Maturity as published in H.15 Daily Update as of 5:00 p.m. (Eastern Time) on the particular Interest Determination Date under the caption “Treasury Constant Maturities”, or

(b) if the rate referred to in clause (a) does not so appear in the H.15 Daily Update as of 5:00 p.m. (Eastern Time), on the particular Interest Determination Date, the average of the daily rates for the 5 Business Days appearing (or, if fewer than 5 Business Days appear, such number of business days appearing) on the particular Interest Determination Date for the period of the particular Index Maturity as may then be published by either the Federal Reserve or the United States Department of the Treasury that the Company shall determine in its sole discretion to be comparable to the rate which would otherwise have been published in H.15 Daily Update, or

(c) if on the relevant Interest Determination Date, the rate cannot be determined in accordance with clauses (a)-(b), the CMT Rate in effect on that Interest Determination Date, provided, however that if there was no preceding Interest Reset Date, the CMT Rate shall be equal to the most recent rate that could have been determined pursuant to clauses (a)-(b).

Commercial Paper Rate

“Commercial Paper Rate” means:

(1) the Money Market Yield of the rate for the most recent date published for commercial paper having the particular Index Maturity as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, as determined by the Company in its sole discretion, under the caption “Commercial Paper-Nonfinancial,” as of 5:00 p.m. (Eastern Time) on the particular Interest Determination Date, or

(2) if, on the relevant Interest Determination Date, the rate cannot be determined in accordance with clause (1), the Commercial Paper Rate in effect on the particular Interest Determination Date, provided, however that if there was no preceding Interest Reset Date, the Commercial Paper Rate shall be equal to the most recent rate that could have been determined pursuant to clause (1).

“Money Market Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the applicable Interest Reset Period (the period between Interest Reset Dates).

Federal Funds Rate

“Federal Funds Rate” means:

(1) the rate for U.S. dollar federal funds for the most recent date published in the H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Federal Funds (Effective)” as of 5:00 p.m. (Eastern Time) on the particular Interest Determination Date, or

(2) if, on the relevant Interest Determination Date, the rate cannot be determined in accordance with clause (1), the Federal Funds Rate in effect on the particular Interest Determination Date, provided, however that if there was no preceding Interest Reset Date, the Federal Funds Rate shall be equal to the most recent rate that could have been determined pursuant to clause (1).

Prime Rate

“Prime Rate” means:

(1) the most recent rate published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, as determined by the Company in its sole discretion, under the caption “Bank Prime Loan” as of 5:00 p.m. (Eastern Time) on the particular Interest Determination Date, or

(2) if, on the relevant Interest Determination Date, the rate cannot be determined in accordance with clause (1), the Prime Rate in effect on the particular Interest Determination Date, provided, however that if there was no preceding Interest Reset Date, the Prime Rate shall be equal to the most recent rate that could have been determined pursuant to clause (1).

Treasury Rate

“Treasury Rate” means:

(1) the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills as announced by the United States Department of the Treasury, or

(2) if the rate referred to in clause (1) not so published by 5:00 P.M. (Eastern Time), on the related Calculation Date, the rate on the particular Interest Determination Date of the applicable Treasury Bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, as determined by the Company in its sole discretion, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”,

(3) if, on the relevant Interest Determination Date, the rate cannot be determined in accordance with clauses (1)-(2), the Treasury Rate in effect on the particular Interest Determination Date, provided, however that if there was no preceding Interest Reset Date, the Treasury Rate shall be equal to the most recent rate that could have been determined pursuant to clauses (1)-(2).

“Bond Equivalent Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

where “D” refers to the applicable per annum rate for Treasury bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable Interest Reset Period.

If the Base Rate for this Note is Compounded SOFR, the interest rate that will apply with respect to any Interest Period during the Floating Rate Period will be determined by the Calculation Agent (calculated with reference to the Base Rate and the Spread and/or Spread Multiplier, if any) as follows (such determination, in the absence of manifest error, to be binding upon all parties, including the Company and the Holder of this Note).

Compounded SOFR

“Compounded SOFR” means, with respect to any Interest Period, the rate computed in accordance with the following formula:

where:

“SOFR IndexStart” is the SOFR Index value for the day which is two U.S. Government Securities Business Days preceding the first date of the relevant Interest Period;

“SOFR IndexEnd” is the SOFR Index value for the day which is two U.S. Government Securities Business Days preceding the Interest Payment Date relating to such Interest Period (or, in the final Interest Period, preceding the Stated Maturity Date, or, in the case of the redemption of any Notes, preceding the applicable redemption date); and

“dc” is the number of calendar days in the relevant Observation Period.

For purposes of determining Compounded SOFR,

“Interest Period” means (i) the period from and including any Interest Payment Date (or, with respect to the initial Interest Period during the Floating Rate Period only, from and including the [the first date of the Floating Rate Period]) to, but excluding, the next succeeding Interest Payment Date; (ii) in the case of the last such period, from and including the Interest Payment Date immediately preceding the Stated Maturity Date to, but excluding, the Stated Maturity Date; or (iii) in the event of any redemption of any Notes, from and including the Interest Payment Date immediately preceding the applicable redemption date to, but excluding, such redemption date.

“Observation Period” means, in respect of each Interest Period, the period from, and including, the date two U.S. Government Securities Business Days preceding the first date in such Interest Period to, but excluding, the date two U.S. Government Securities Business Days preceding the Interest Payment Date for such Interest Period (or in the final Interest Period, preceding the Stated Maturity Date, or in the case of the redemption of any Notes, preceding the applicable redemption date).

“SOFR” means the daily secured overnight financing rate as provided by the SOFR Administrator on the SOFR Administrator’s Website.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of SOFR).

“SOFR Administrator’s Website” means the website of the SOFR Administrator, which, as of the Original Issue Date, is http://www.newyorkfed.org, or any successor source.

“SOFR Index” means, with respect to any U.S. Government Securities Business Day,:

(1)

the SOFR Index value as published by the SOFR Administrator as such index appears on the SOFR Administrator’s Website at 3:00 p.m. (New York time) on such U.S. Government Securities Business Day (the “SOFR Index Determination Time”); provided that:

(2)	if a SOFR Index value does not so appear as specified in (1) above at the SOFR Index Determination Time, then:

(i)

if a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the provisions set forth below under “SOFR Index Unavailable;” or

(ii)

if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the provisions set forth below under “Effect of a Benchmark Transition Event.”

“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Notwithstanding anything to the contrary in the Indenture or this Note, if the Company or its designee determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to determining Compounded SOFR, then the benchmark replacement provisions set forth below under “Effects of a Benchmark Transition Event” will thereafter apply to all determinations of the rate of interest payable on this Note. For the avoidance of doubt, in accordance with the benchmark replacement provisions set forth below under “Effects of a Benchmark Transition Event,” after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate for each Interest Period on this Note will be an annual rate equal to the sum of the Benchmark Replacement and the Spread.

SOFR Index Unavailable:

If a SOFR IndexStart or SOFR IndexEnd is not published on the associated Interest Determination Date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, “Compounded SOFR” means, for the applicable Interest Period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the SOFR Administrator’s Website at https://www.newyorkfed.org/markets/treasury-reporeference-rates-information. For the purposes of this provision, references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180- calendar days” shall be removed. If the daily SOFR (“SOFRi”) does not so appear for any day “i” in the Observation Period, SOFRi for such day “i” shall be SOFR published in respect of the first preceding U.S. Government Securities Business Day for which SOFR was published on the SOFR Administrator’s Website.

Effects of a Benchmark Transition Event:

If the Company, or its designee, determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred on or prior to the Reference Time in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to this Note in respect of such determination on such date and all determinations on all subsequent dates.

In connection with the implementation of a Benchmark Replacement, the Company or its designee will have the right to make Benchmark Replacement Conforming Changes from time to time.

Any determination, decision or election that may be made by the Company or its designee pursuant to the provisions set forth under “Effects of a Benchmark Transition Event,” including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection: (1) will be conclusive and binding absent manifest error; (2) if made by the Company, will be made in its sole discretion; (3) if made by the Company’s designee, will be made after consultation with the Company, and such designee will not make any such determination, decision or election to which the Company objects and (4) notwithstanding anything to the contrary in the Indenture or this Note, shall become effective without consent from the Holder hereof or any other party.

Any determination, decision or election pursuant to the Benchmark replacement provisions shall be made by the Company or its designee on the basis as described above, and in no event shall the Calculation Agent be responsible for making any such determination, decision or election. The Company may, in its sole discretion, designate any affiliate of the Company or any other person to make one or more determinations, decisions or elections on a temporary or permanent basis, and the Company may, in its sole discretion, revoke any such designation. Any person so designated in accordance with the immediately preceding sentence will be a “designee” for purposes of the provisions described under “Effects of a Benchmark Transition Event” so long as such designation remains in effect.

“Benchmark” means, initially, Compounded SOFR, as such term is defined above; provided that if the Company or its designee determines on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published daily SOFR or SOFR Index used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Company or its designee as of the Benchmark Replacement Date.

(1)

the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(2)	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3)

the sum of: (a) the alternate rate of interest that has been selected by the Company or its designee as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Company or its designee as of the Benchmark Replacement Date:

(1)

the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate the ISDA Fallback Adjustment; or

(3)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Company or its designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of Interest Period, the timing and frequency of determining rates and making payments of interest, the rounding of amounts or tenors, and other technical, administrative or operational matters) that the Company or its designee decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Company or its designee decides that adoption of any portion of such market practice is not administratively feasible or if the Company or its designee determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Company or its designee determines is reasonably practicable).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including any daily published component used in the calculation thereof):

(1)

in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including any daily published component used in the calculation thereof):

(1)

a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

(2)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Index Determination Time, and (2) if the Benchmark is not Compounded SOFR, the time determined by the Company or its designee in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

If the Base Rate for this Note is Compounded SOFR, so long as Compounded SOFR is required to be determined with respect to this Note, there will at all times be a Calculation Agent. In the event that any then acting Calculation Agent shall be unable or unwilling to act, or that such Calculation Agent shall fail to duly establish Compounded SOFR for any Interest Period, or that the Company proposes to remove such Calculation Agent, the Company shall appoint itself or another person which is a bank, trust company, investment banking firm or other financial institution to act as the Calculation Agent.

If the Base Rate for this Note is Compounded SOFR, none of the Trustee, the Paying Agent and the Calculation Agent shall be under any obligation (i) to monitor, determine or verify the unavailability or cessation of SOFR or the SOFR Index, or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or related Benchmark Replacement Date, (ii) to select, determine or designate any Benchmark Replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate or index have been satisfied, or (iii) to select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index, or (iv) to determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing, including, but not limited to, adjustments as to any alternative spread thereon, the business day convention, interest determination dates or any other relevant methodology applicable to such substitute or successor Benchmark. In connection with the foregoing, each of the Trustee, the Paying Agent and the Calculation Agent shall be entitled to conclusively rely on any determinations made by the Company or its designee without independent investigation, and none will have any liability for actions taken at the Company’s direction in connection therewith.

None of the Trustee, the Paying Agent and the Calculation Agent shall be liable for any inability, failure or delay on its part to perform any of its duties set forth herein or in the Indenture as a result of the unavailability of SOFR, the SOFR Index or other applicable Benchmark Replacement, including as a result of any failure, inability, delay, error or inaccuracy on the part of any other transaction party in providing any direction, instruction, notice or information required or contemplated by the terms of this Note and reasonably required for the performance of such duties. None of the Trustee, the Paying Agent or the Calculation Agent shall be responsible or liable for the Company’s actions or omissions or for those of its designee, or for any failure or delay in the performance by the Company or its designee, nor shall any of the Trustee, the Paying Agent or the Calculation Agent be under any obligation to oversee or monitor the Company’s performance or that of its designee. The Trustee and Paying Agent shall have no responsibility or liability for calculations made by the Calculation Agent and shall be entitled to conclusively rely on the accuracy of such calculations.

Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any. The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing on or before each Calculation Date. The interest rate on this Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

If the Base Rate for this Note is not Compounded SOFR, at the request of the Holder hereof, the Calculation Agent will provide to the Holder hereof the interest rate hereon then in effect and, if determined, the interest rate which will become effective on the next Interest Reset Date. If the Base Rate for this Note is Compounded SOFR, at the request of the Holder hereof, the Calculation Agent will provide the Holder hereof the interest rate most recently calculated with respect to this Note.

The “Amortized Face Amount” of an Original Issue Discount Note shall be the amount equal to (i) the Issue Price set forth above plus (ii) that portion of the difference between the Issue Price and the principal amount of such Note that has accrued at the Original Yield to Maturity (computed in accordance with generally accepted United States bond yield computation principles) by the date of redemption or repayment, as calculated by an agent appointed by the Company, but in no event shall the Amortized Face Amount of an Original Issue Discount Note exceed its principal amount.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may become due and payable in the manner and with the effect provided in the Indenture.

[Insert if this Note is a Senior Subordinated Medium-Term Note – The indebtedness evidenced by this Note is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Note is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by the provisions of the Indenture, (b) authorizes and directs the Trustee on his or her behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each Holder of Senior Indebtedness, whether now outstanding or hereafter created, incurred, assumed or guaranteed, and waives reliance by each such Holder upon said provisions.]

[Insert if this Note is a Senior Subordinated Medium-Term Note – Payment of principal on the Securities may be accelerated only in the case of certain events involving the bankruptcy, insolvency or reorganization of the Company. There is no right of acceleration in the case of a default in the performance of any covenant of the Company, including the payment of principal or interest. In case a Default with respect to the Securities shall occur and be continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of the Securities through appropriate judicial proceedings. The Indenture defines a Default to include, without limitation, default in the payment of principal of the Securities when due and default for 30 days in any payment of interest on any Security of this series.]

[Insert if this Note is a Senior Medium-Term Note – Payment of principal on this Note may be accelerated only in the case of default for 30 days in any payment of principal of (or premium, if any, on) or interest on the Securities of this series and certain events involving the bankruptcy, insolvency or reorganization of the Company. There is no right of acceleration in the case of a default in the performance of any other covenant of the Company. In case an Event of Default or Covenant Breach with respect to the Securities of this series shall occur and be continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of the Securities of this series through appropriate judicial proceedings. The Indenture defines a Covenant Breach to include default in the deposit of any sinking fund payment, when and as due by the terms of a Security of this series or default in the performance, or breach, of any covenant or warranty of the Company in the Indenture or any Security of this series (other than a covenant or warranty a default in whose performance or whose breach is specifically dealt with in Section 501 of the Indenture or which has expressly been included in the Indenture solely for the benefit of securities other than Securities of this series), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of this series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Covenant Breach” under the Indenture. For the purpose of this paragraph, the term “series” refers to such Securities with identical terms, except as to issue date, principal amount and, if applicable, the date from which interest begins to accrue.]

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding to be affected under the Indenture, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note. [Insert if this Note is a Senior Medium-Term Note – For the purpose of this paragraph, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default or Covenant Breach in respect of such Securities, and, for purposes of any waivers of past defaults, the term “series” refers to such Securities with identical terms, except as to issue date, principal amount and, if applicable, the date from which interest begins to accrue.]

[Insert if this Note is a Senior Subordinated Medium-Term Note – As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or this Note or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Default as Trustee and offered the Trustee indemnity or security reasonably satisfactory to the Trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity or security. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof (and premium, if any, hereon) or interest hereon on or after the respective due dates expressed herein.]

[Insert if this Note is a Senior Medium-Term Note – As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or this Note or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default or Covenant Breach with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default or Covenant Breach, as applicable, as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof (and premium, if any, hereon) or interest hereon on or after the respective due dates expressed herein. For purposes of this paragraph, the term “series” refers to such Securities with identical terms, except as to issue date, principal amount and, if applicable, the date from which interest begins to accrue.]

If so provided pursuant to the terms of any specific Securities, the above-referenced provisions of the Indenture regarding the ability of Holders to waive certain defaults, or to request the Trustee to institute proceedings (or to give the Trustee other directions) in respect thereof, may be applied differently with regard to such Securities.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any, on) and interest on this Note, at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture, and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register of the Company upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and premium, if any, on and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder hereof or by such Holder’s attorney duly authorized in writing and thereupon one or more new Notes and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in denominations of $[1,000][Insert other minimum denomination] or any amount in excess thereof which is an integral multiple of $[1,000][Insert other minimum denomination] and, unless otherwise specified on the face hereof, shall be denominated in U.S. dollars. As provided in the Indenture, and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse shall be had for the payment of the principal of (and premium, if any) or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State.

Under the Indenture, the Company, the Trustee and the Holder of the Note waive, to the fullest extent permitted by law, any right to a trial by jury in any proceeding relating to the Notes.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Except to the extent specified in this Note pursuant to Section 301 of the Indenture, in the event of any inconsistency between the Indenture and this Note, the provisions of the Indenture shall govern.

Unless the Certificate of Authentication hereon has been executed by the Authenticating Agent under the Indenture by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile, and its corporate seal to be imprinted hereon.

Dated:

THE BANK OF NEW YORK MELLON CORPORATION

By:

[SEAL]

Attest:

CERTIFICATE OF AUTHENTICATION:

This is one of the Securities of the series
designated therein referred to in the within-
mentioned Indenture.

Dated:

By:	The Bank of New York Mellon
As Authenticating Agent

By:
Authorized Officer

OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to the principal amount hereof together with interest to the repayment date, to the undersigned, at

(Please print or typewrite name and address of the undersigned)

For this Note to be repaid, this Note must be received at the corporate trust office of The Bank of New York Mellon, in The City of New York, or at such other place or places which the Company shall from time to time notify the Holder of this Note, not less than 10 nor more than 60 days prior to the Holder’s Optional Repayment Date, if any, specified above, with this “Option to Elect Repayment” form duly completed. Exercise of such repayment option by the Holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note or Notes for the amount of the unpaid portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be in increments of $[1,000][Insert other minimum denomination]) which the Holder elects to have repaid and specify the denomination or denominations (each of which shall be $[1,000][Insert other minimum denomination] or an integral multiple of $[1,000][Insert other minimum denomination] in excess of $[1,000][Insert other minimum denomination]) of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).

$

Date

NOTICE: The signature on this Option to Elect Repayment must correspond with the name as written upon the face of this Note in every particular, without alteration or enlargement or any change whatever.

ABBREVIATIONS

The following abbreviations, when used in the inscription on this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM–as tenants in common

UNIF GIFT MIN ACT–              Custodian

                (Minor)

Under Uniform Gifts to Minors Act _________________________

                                                                                              (State)

TEN ENT–as tenants by the entireties

JT TEN–as joint tenants with right of survivorship

            and not as tenants in common

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please Insert Social Security or Other Identifying Number of Assignee:

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS

INCLUDING ZIP CODE OF ASSIGNEE:

the within Note and all rights thereunder, and does hereby irrevocably constitute and appoint ___________________________________________ attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated: ___________________

NOTICE: The signature(s) to this assignment must correspond with the name as written upon the within instrument in every particular, without alteration or enlargement, or any change whatever.

SIGNATURE GUARANTEED:______________________________

NOTICE: The signature(s) must be guaranteed by an eligible guarantor institution (e.g., banks, securities brokers or dealers, credit unions, national securities exchanges and savings associations) which is a member of or participant in a signature guarantee program recognized by the Securities Registrar pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.